Exhibit 15.4
ABN 95 069 083 094
Level 40, Riverside Centre
123 Eagle Street
GPO Box 2579
Brisbane QLD 4000
Tel: 07 3226 9100
Fax: 07 3226 9101
E-mail: imc@imcal.com.au
29 April 2008
Companhia Vale do Rio Doce
Avenida Graça Aranha, 26
20005-900 Rio de Janeiro, RJ
Brasil
Ladies and Gentlemen:
IMC Mining Solutions Pty Ltd hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“Vale”) for the year ended December 31, 2007 (the “2007 20-F”) in reference to our preparation of estimates of Vale’s Australian coal reserves as of December 31, 2007. We also consent to the incorporation by reference of the 2007 20-F into (a) the Registration Statement on Form F-3 of Vale (File No. 333-138617) and Vale Overseas Limited (File No. 333-138617-01) and (b) the Registration Statement on Form F-3 of Vale (File No. 333-143857) and Vale Capital Limited (File No. 333-143857-01), in each case including all amendments thereto.
Yours sincerely,
David Thomas
Principal Consultant
IMC Mining Solutions Pty Ltd